AGREEMENT





          This Agreement made and entered into this ____ day of March, 1998, by and between COMMERCIAL BUSINESS SYSTEMS, INC., a Virginia corporation (hereinafter referred to as "Seller") and POMEROY COMPUTER RESOURCES, INC., a Delaware corporation (hereinafter referred to as "Purchaser").

                                W I T N E S S E T H :

          WHEREAS, Seller is a full-service provider of a variety of computer service and support solutions to large and medium size commercial, governmental and other professional customers; and

          WHEREAS, simultaneously with the execution of this Agreement, Seller and Purchaser have entered into an Asset Purchase Agreement ("Asset Purchase Agreement") whereby Seller has sold to Purchaser substantially all of the assets of Seller relating to the Business; and

          WHEREAS, the Purchaser would not have entered into the Asset Purchase Agreement with Seller without the consent of Seller to enter into this Covenant Not to Compete Agreement; and

          WHEREAS, pursuant to Sections 7.1 and 14.2(d)(vii) of said Asset Purchase Agreement, Seller agreed to enter into this Agreement.

          NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained and in consideration of the execution and closing of the Asset Purchase Agreement, the parties hereto agree as follows:

          1. In consideration of the payments to be made by Purchaser to Seller for its assets, Seller covenants and agrees that for a period equal to five (5) years from the closing of the Asset Purchase Agreement of even date, Seller will not, or with any other person, corporation or entity, directly or indirectly, by stock or other ownership, investment, management, employment or otherwise, or in any relationship whatsoever:

               (a) Solicit, divert or take away or attempt to solicit, divert or take away, any of the business, clients, customers or patronage of Purchaser or any affiliate or subsidiary thereof relating to the Business of Purchaser, as defined below; or

               (b) Attempt to seek or cause any clients or customers of Purchaser or any such affiliate or subsidiary relating thereto to refrain from continuing their patronage of the Business of Purchaser; or
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               (c)  Engage in the  Business of  Purchaser in  any state  in which Purchaser  or  its  subsidiaries  has  an  office
                    during the  term of  this Agreement.    A list  of  the
                    states  in   which  Purchaser   and  its   subsidiaries
                    currently   transact  business is  attached  hereto  as
                    Exhibit A; or

               (d) Knowingly employ or engage, or attempt to employ or engage, in any capacity, any person in the employ of the Purchaser or any affiliate or subsidiary.

               (e) Nothing in this Agreement shall prohibit Seller from owning or purchasing less than five percent (5%) of the outstanding stock of any publicly-traded company whose stock is traded on a nationally or regionally recognized stock exchange or is quoted on NASDAQ or the OTC bulletin board or from taking any action described in items 1(b)-(d) above for the benefit of or on behalf of Purchaser or any of its subsidiaries. In addition, nothing in this Agreement shall prohibit Seller from continuing to engage in its depot repair and refurbishing of products business for the telephone industry. In addition, the pursuing of a potential business relationship with Bell Atlantic by Seller which, if effectuated, will be implemented by Purchaser, shall not be precluded by this Agreement.

               For purposes of this Section, the _Business of Purchaser_ shall mean any person, corporation, partnership or other legal entity engaged, directly or indirectly, through subsidiaries or affiliates, in the following line of business:

               (i) Distributing of computer hardware, software, peripheral devices, and related products and services to other entities or persons engaged in any manner in the business of the distribution, sale, resale or servicing, whether at the wholesale or retail level, or leasing or renting, of computer hardware, software, peripheral devices or related products;

               (ii) Sale or servicing, whether  at the wholesale or  retail level, or leasing or renting, of computer hardware, software, peripheral devices or related products;

               (iii)     Sale, servicing,  or supporting  of  microcomputer
                    products, microcomputer support solutions and computer integration products, peripheral devices and related products and the sale of networking services; and

               (iv) Any other  business activity  which can  reasonably  be



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                    determined  to  be   competitive  with  the   principal
                    business activity being engaged in by Purchaser or any of its subsidiaries.

               Seller has carefully read all the terms and conditions of this Paragraph 1 and has given careful consideration to the covenants and restrictions imposed upon Seller herein, and agrees that the same are necessary for the reasonable and proper protection of Seller's Business acquired by Purchaser and have been separately bargained for and agrees that Purchaser has been induced to enter into the Asset Purchase Agreement and pay the consideration described in Paragraph 2 by the representation of Seller that it will abide by and be bound by each of the covenants and restrictions herein; and Seller agrees that Purchaser is entitled to injunctive relief in the event of any breach of any covenant or restriction contained herein in addition to all other remedies provided by law or equity. Seller hereby acknowledges that each and every one of said covenants and restrictions is reasonable with respect to the subject matter, the length of time and geographic area embraced therein, and agrees that irrespective of when or in what manner this agreement may be terminated, said covenants and restrictions shall be operative during the full period or periods hereinbefore mentioned and throughout the area hereinbefore described.

               The parties acknowledge that this Agreement, which Agreement is ancillary to the main thrust of the Asset Purchase Agreement, is being entered into to protect the legitimate business interests of Purchaser, including, but not limited to, (i) trade secrets; (ii) valuable confidential business or professional information that otherwise does not qualify as trade secrets; (iii) substantial relationships with specific prospective or existing customers or clients; (iv) client or customer good will associated with an on-going business by way of trade name, trademark, or service mark, a specific geographic location, or a specific marketing or trade area; and (v) extraordinary or specialized training. In the event that any provision or portion of Paragraph 1 shall for any reason be held invalid or unenforceable, it is agreed that the same shall not affect the validity or enforceability of any other provision of Paragraph 1 of this Agreement, but the remaining provisions of Paragraph 1 of this Agreement shall continue in force and effect; and that if such invalidity or unenforceability is due to the reason-ableness of the line of business, time or geographical area covered by certain covenants and restrictions contained in Paragraph 1, said covenants and restrictions shall nevertheless be effective for such line of business, period of time and for such area as may be determined by arbitration or by a Court of competent jurisdiction to be reasonable.

          2. The consideration for Seller's covenant not to compete shall be One Dollar ($1.00) and other valuable consideration, including the consideration paid by the Purchaser to Seller pursuant to an Asset Purchase Agreement to which Seller and Purchaser are parties of even date herewith.

          3. The terms and conditions of this Agreement shall be binding upon the Seller and Purchaser, and their successors, heirs and assigns.

          4. This Agreement shall be construed in accordance with and governed by the laws of the Commonwealth of Kentucky, which is the state in which the corporate headquarters of Pomeroy are located.



          IN WITNESS WHEREOF, the parties hereto have executed this Agree-ment on the day and year first above written.

                                        SELLER


                                              :

                                        COMMERCIAL BUSINESS SYSTEMS, INC.



                                        By:
          __________________________________
                                           Thomas M. Clayton, President


                                        PURCHASER


                                                 :

                                        POMEROY COMPUTER RESOURCES, INC.



                                        By:
          ___________________________________
                                          Stephen    E.   Pomeroy,    Chief
          Financial Officer










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







                                      EXHIBIT A




                               STATES IN WHICH POMEROY
                            AND/OR ITS PARENT CORPORATION
                        AND/OR SUBSIDIARIES TRANSACT BUSINESS


                    1.   Alabama
                    2.   Florida
                    3.   Georgia
                    4.   Indiana
                    5.   Illinois
                    6.   Iowa
                    7.   Kentucky
                    8.   North Carolina
                    9.   Ohio
                   10.   Oklahoma
                   11.   South Carolina
                   12.   Tennessee
                   13.   Texas
                   14.   Virginia
                   15    West Virginia